EXHIBIT 10.6

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Separation Agreement and Release of All Claims (“Agreement”) is made and entered into this 12th day of January, 2024 by and between Pixel Colony LLC (“Pixel”) and Gamer Pakistan Inc. (“Gamer”). Pixel and Gamer are sometimes referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, Pixel has performed services for Gamer pursuant to a written Independent Contractor Agreement dated January 2, 2023, which may or may not have been superseded by a memorandum of understanding dated February 2023 (collectively with any other agreements, written or oral, between Pixel and Gamer prior to the date hereof, the “IC Agreement”); and

WHEREAS, Pixel and Gamer have mutually agreed to immediately terminate the IC Agreement in accordance with the terms contained in this Agreement; and

WHEREAS, pursuant to said mutual agreement to terminate, Gamer has agreed to pay to Pixel a severance payment of $60,000.00 (hereinafter, “Severance”), in consideration for all services that may have been rendered by Pixel pursuant to the IC Agreement or any other consideration to which Pixel may be entitled and in consideration for the releases hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency for which is hereby acknowledged, it is hereby agreed as follows:

1.         No Admissions. This Agreement includes a compromise and agreement of potential claims. Nothing in or pertaining to this Agreement shall be construed or deemed as an admission by any party hereto of any liability, fault, responsibility, or guild of any kind to the other party or to any person for any purpose whatsoever. The parties have entered into this Agreement solely to amicably agree to the termination of the IC Agreement and the payment of the Severance.

2.         Payment of Severance. Within two (2) business days after that later of when (i) Gamer receives a signed copy of this Agreement from Pixel, and (ii) Gamer delivers to Gamer wire transfer instructions in writing, Gamer shall wire the Severance to Pixel in full satisfaction of any amounts owed by Gamer to Pixel pursuant to the IC Agreement or otherwise and in consideration of the releases hereinbelow.

3.         Termination of IC Agreement and Return of Property. The independent contractor relationship which existed between Pixel and Gamer shall be deemed to cease as of January 1, 2024. To the extent it has not done so already, Pixel shall return to Gamer, within five (5) business days of receiving a copy of this Agreement, any and all Gamer property acquired by Pixel while performing services for Gamer under the IC Agreement. Except as provided herein, Gamer shall have no further obligations whatsoever to Pixel and Pixel shall have no further obligations to Gamer, or any obligations or duties set forth in the aforementioned IC Agreement, except for continuing contractual and legal obligations including, but not limited to, nondisclosure or use of Gamer’s Proprietary Information, confidential information, and trade secrets. Pixel further represents, warrants and acknowledges that Gamer owes Pixel no fees, commissions or any other payments or forms of remuneration of any kind or nature, other than the Severance.

4.         Mutual Release. In consideration of the execution of this Agreement, and upon payment as set forth in Section 2, and except as specifically provided in this Agreement, the Parties forever generally release and forever discharge each other and their respective past and present agents, employees, employers, partners, members, officers, directors, shareholders, joint venturers, owners, personal guarantors, parent corporations and affiliates, subsidiaries, representatives, successors, attorneys, accountants, insurers, reinsurers, receivers, advisors, consultants, partners, partnerships, parents, divisions, related companies, assigns, independent contractors, vendors, service providers, successors, heirs, predecessors in interest, joint and commonly-controlled corporations, jointly and severally, from all liabilities, actions and causes of action, charges, complaints, suits, claims, obligations, losses, damages, rights, judgments, debts, demands, promises, acts, agreements, costs and expenses (including attorneys' fees), injuries, bonds, bills, penalties, fines, and all other legal responsibilities of whatever type, kind, description, character or nature whatsoever, including without limitation relating to the Operating Agreement and/or the Licensing Agreement, whether legal or equitable, known or unknown, that took place on or before the date of this Agreement, whether based on contract, tort, fiduciary duty, statute, rule or any other legal or equitable theory of recovery. Each Party has the authority to make such releases, and hereby acknowledges that the other Parties have provided sufficient and valuable consideration for this mutual release. It is expressly understood and agreed by the Parties that this Agreement is in full accord, satisfaction, and discharge of any claims as set forth herein and that this Agreement has been executed with the express intention of effectuating the legal consequences provided for in Section 1542 of the California Civil Code, the extinguishment of all obligations as herein described.

5.          Section 1542 Release. The Parties acknowledge that: (1) they may have sustained damages, expenses and losses in connection with the subject matter of the claims released hereunder, which are presently unknown or not suspected and that such damages, expenses and losses, if any, may give rise to additional damages, expenses and losses in the future which are not now anticipated by them, and (2) this Agreement and the foregoing release have been negotiated and agreed upon despite this realization and, being fully advised, the Parties expressly waive any and all rights they may have with respect to the claims released hereunder, under any statute, including but not limited to California Civil Code §1542, or any common law principle that would limit the effect of the foregoing release to those claims actually known or suspected to exist at the time of the effectiveness of the foregoing release.

California Civil Code §1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties, being aware of §1542 above, hereby expressly waive any rights with respect to the matters released herein that they may have under that code section, as well as rights afforded by any other statutes or common law principles of similar effect pertaining to the releases provided for in this Agreement.

By entering into the releases provided for in this Agreement, the Parties recognize that no facts or representations are ever absolutely certain; accordingly, they assume the risk of any mistake, and if they should subsequently discovery that any understanding of the facts or of the law was incorrect, they shall not be entitled to set aside this release by reason thereof, regardless of any mistake of fact or law.

The Parties are the sole and lawful owners of all right, title and interest in and to every claim and other matter which they release herein, and they have not assigned or transferred, or purported to assign or transfer to any person or entity any claims or other matters herein released. The Parties shall and do hereby agree to indemnify and hold each other harmless from and against any claims, liabilities, actions, causes of action, demands, injuries, damages, costs and expenses (including attorneys’ fees), based upon or arising in connection with any such prior assignment or transfer, or any such purported assignment or transfer, or any claims or other matters released herein.

6.         Voluntarily Entered. The Parties represent and warrant that this Agreement is executed voluntarily by the Parties with full knowledge of the consequences and implications of the obligations contained herein. Each Party has received independent legal advice from their attorneys, or had the opportunity to do so but knowingly chose not to, with respect to the advisability of executing this Agreement and with respect to the meaning of California Civil Code §1542. Accordingly, the Parties execute this release voluntarily with the intention of fully and finally extinguishing all matters released herein. The Parties warrant and represent that they fully understand the terms of this Agreement.

7.         Representations and Warranties. As a material inducement to the other Parties to enter into this Agreement, each Party hereby represents and warrants to the other Parties as follows:

7.1.      Such Party has full power and authority to enter into this Agreement.

7.2.      This Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

7.3.      This Agreement constitutes the entire, final and binding understanding between the Parties.

7.4.      No Other Promise or Representation. The Parties have entered into this Agreement based solely on the express terms and conditions of this Agreement. None of the Parties has received or relied on any statement, representation or promise, whether written or oral, express or implied, other than those contained in this Agreement. All prior agreements, discussions, statements, and negotiations that have occurred prior to the date of this Agreement shall be deemed merged into and superseded by this Agreement.

7.5.      No Duress. The Parties have entered into this Agreement voluntarily without any fraud, mistake, duress, coercion, or undue influence.

7.6.      Independent Investigation. The Parties have consulted with their own legal counsel concerning the legal meaning and effect of this Agreement, have independently investigated all facts they deemed relevant, have relied solely upon such legal advice, investigation and their own judgment, belief, knowledge, and understanding and expertise, and in sole reliance on those matters have freely decided to execute this Agreement.

8.         Additional Representation and Warranty by Pixel. Pixel represents and warrants that:

8.1.       it has not filed or instituted any action or proceeding against Gamer and that there has been no assignment, encumbrance, hypothecation or other transfer of any interest in any claim, act, damage, demand, debt, liability, accounting, obligation, cost, right of action or cause of action released herein. Pixel further represents and warrants that no third party has any lien against, or interest in, or has asserted any rights to, any of the claims, acts, demands, damages, debts, liabilities, accountings, obligations, costs, rights of action or causes of action released herein.

8.2.      Pixel will keep the terms of this Agreement completely confidential and will not hereafter disclose any information concerning the terms of this Agreement to anyone, except Pixel’s advisors and immediate family members, who shall be similarly bound, and to Governmental taxing authorities. This prohibition specifically includes, but is not limited to, any past, present or prospective contractor or employee of Gamer (including any affiliates of Gamer), or to any representative of any media concern. Disclosure of the terms of this Agreement shall constitute a material breach of this Agreement. Notwithstanding the foregoing, nothing herein shall prohibit or prevent Pixel or Gamer from complying with a valid subpoena or court order (including but not limited to valid discovery requests) requiring production of this Agreement or disclosure of the terms of this Agreement. In the event that Pixel is compelled to produce this Agreement or disclose the terms of this Agreement pursuant to such court order, subpoena or other court process, Pixel shall promptly provide written notice to Gamer in order to allow Gamer an opportunity to object to or contest the subpoena or order.

9.         Attorney Fees and Costs. The Parties shall bear their own attorney fees and costs up to and including the execution of this Agreement.

10.       Specific Performance. Each Party to this Agreement acknowledges, understands and agrees that each Party’s obligations under this Agreement are unique. Accordingly, if any Party to this Agreement should default in any of his or its obligations under this Agreement, the Parties each acknowledge that it would be impracticable to measure the resulting damages and that it may not be possible to adequately compensate the injured Party by monetary damages. Accordingly, without prejudice to his or its right to seek and recover monetary damages, each non-defaulting Party shall be entitled to sue in equity for specific performance of this Agreement or other injunctive relief, and each Party hereby expressly waives the defense that a remedy in damages would be adequate.

11.       General Provisions. The Parties further agree as follows:

11.1.    Ambiguities or Uncertainties. Any ambiguities or uncertainties in this Agreement and the documents referred to herein, shall be fairly interpreted and construed without reference to the identity of the party or parties preparing this document or the documents referred to herein, by reason of the express understanding and agreement that each Party participated equally in the negotiation and preparation of this Agreement or has had equal opportunity to do so. Each party hereby waives the benefit of Civil Code section 1654, which provides that uncertainties in the language of a contract should be interpreted most strongly against the party who caused the uncertainty to exist, and any successor or amended statute.

11.2.    Recitals and Captions. Captions and headings contained in this Agreement are intended only for convenience and for reference, and shall not be used to define, limit, extend or otherwise describe the scope or intent of this Agreement. The Recitals are incorporated by reference herein and are made an integral part of this Agreement.

11.3.    Survival of Executory Provisions. All executory provisions of this Agreement shall survive the closing of this Agreement and shall continue in full force and effect until and unless they are fully performed and satisfied.

11.4.    California Law. This Agreement shall be governed by, construed and interpreted, and enforced in accordance with the laws of the State of California, disregarding any choice of law provisions thereof.

11.5.    Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable or invalid in whole or in part for any reason, such provision shall be adjusted rather than voided, if possible, to achieve the intent of the Parties to the extent possible, and in any event the validity and enforceability of the remaining sections shall not be affected unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision.

11.6.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together shall constitute a single instrument. Copies of signatures transmitted by facsimile or in pdf. shall be as effective and binding as the originals.

11.7.     Waiver, Modification and Amendment. No breach of this Agreement can be waived except by an express written waiver executed by the party or parties waiving such breach. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other provisions of this Agreement. This Agreement may be amended, altered, modified or otherwise changed in any respect or particular only by a writing duly executed by the parties to be charged thereby, or their authorized representatives.

11.8.     Further Action. Each Party agrees to perform any further acts and to execute and deliver any other documents which may be reasonably necessary to effect the provisions of this Agreement.

11.9.    Predecessors, Successors and Assigns. This Agreement shall bind and inure to the benefit of each of the parties and to each of their respective predecessors, successors and assignees.

11.10.  Attorney Fees. In the event suit or action be brought upon, and in connection with, the interpretation, validity or enforcement of this Agreement, the prevailing party shall be entitled to reimbursement of all reasonable attorneys’ fees and all court and other costs incurred by the prevailing party in connection with such suit or action.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first referenced above.

Gamer Pakistan Inc.

By:  /s/ Keith Fredriksen

Print: Keith Fredriksen

Title: Chairman of the Board

Pixel Colony LLC

By:  /s/ Alexander Alexandrov

Print: Alexander Alexandrov

Title: CEO